EXHIBIT 23.02


                            ERIC BOLIN, C.P.A., P.C.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852


Consent of Independent Certified Public Accountant


As independent public accountant, I hereby consent to all references to the firm under the headings " Experts" and the incorporation of my report, May 14, 2002, in this Registration Statement (Form S-8) of Adirondack Pure Springs Mt. Water Co., Inc.




/s/ ERIC BOLIN
----------------------------
Eric Bolin, C.P.A., P.C.





July 29, 2002